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                                  EXHIBIT 22.1

Subsidiaries of the Registrant


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Name of Subsidiary                                                                   State of Incorporation
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
Franklin American Life Insurance Company                                                Tennessee
Franklin American Agency, Inc.                                                          Tennessee
Family Guaranty Life Insurance Company                                                  Mississippi
Protective United Assets, Incorporated                                                  Mississippi
Franklin Protective Life Insurance Company                                              Mississippi
Southern Heritage
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